Exhibit 99.1

NEWS

Contact:             Chris Tofalli
Chuck Dohrenwend
Broadgate Consultants, Inc.
212-232-2226/2227

Gard Edgarton
Investor Relations and Corporate Communications
Graphic Packaging International Corporation
303-215-4619

For Immediate Release

RIVERWOOD HOLDING AND GRAPHIC PACKAGING AGREE TO
$3 BILLION MERGER

STRATEGIC COMBINATION CREATES PREMIER VALUE-ADDED
PAPERBOARD PACKAGING COMPANY

ATLANTA, GA and GOLDEN, CO, March 26, 2003 – Riverwood Holding, Inc., parent company of Riverwood International Corporation, and Graphic Packaging International Corporation (NYSE: GPK) jointly announced today that they have signed a definitive merger agreement that will create a global paperboard packaging company with leading market positions serving the beverage, food and consumer products industries. Under the terms of the transaction, Graphic Packaging, the leader in folding carton consumer products packaging, and Riverwood, the leader in multi-pack beverage packaging, will merge in a stock transaction with an enterprise value of approximately $3 billion.

     The combined company will have 2002 pro forma revenues of approximately $2.3 billion and EBITDA in excess of $400 million. Management has identified broad-based operating synergies of $55 million per year, which are expected to be fully realized in the third year after closing. The transaction is expected to be accretive to

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earnings for both companies and the new entity is projected to generate substantial cash flow to reduce debt. The transaction has been approved by the Boards of Directors of both companies and by the shareholders of Riverwood.

     The new company will have the scale, technologies and rich product portfolio to enhance both companies’ strong relationships with beverage, food and consumer products companies worldwide. Graphic Packaging and Riverwood, which have a successful track record of working together, will benefit from:

•	enhanced growth opportunities;

•	broader value-added product lines;

•	world-class technology, management expertise and workforce;

•	efficient operational practices;

•	broad-based synergy opportunities;

•	a global delivery network; and

•	substantial cash flow to reduce debt.

     The merger is expected to greatly expedite the growth of both companies’ existing packaging businesses by combining Graphic Packaging’s sophisticated front-end sales and marketing, converting operations and strong customer relationships with Riverwood’s experience in providing an integrated, total packaging systems offering.

     According to the terms of the transaction, Graphic Packaging shareholders will receive one share of Riverwood for each share of Graphic Packaging they own, following a stock split by Riverwood. Before closing, all of Graphic Packaging’s convertible preferred stock will be converted into Graphic Packaging common stock in return for a cash payment. This payment is expected to be approximately $19 million, based on the present fair value of future dividends. Riverwood shareholders will own 57.5% of the new public company, while Graphic Packaging shareholders will own 42.5%. Shares of the combined company are expected to trade on the New York Stock Exchange.

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     Graphic Packaging Chairman and Chief Executive Officer, Jeffrey Coors, will serve as Executive Chairman of the combined company, and Riverwood President and Chief Executive Officer, Steve Humphrey, will serve as President and Chief Executive Officer. Graphic Packaging Chief Operating Officer, David Scheible, will serve as Executive Vice President of Commercial Operations for the new company. The Board of Directors will consist of nine members: Mr. Coors, Mr. Humphrey, five independent directors and two directors nominated by Riverwood’s investors. The combined company will employ more than 8,000 people on four continents and will be headquartered in Atlanta.

     “We are uniting two strong companies that we believe will be the leading single source provider of innovative paperboard packaging solutions,” said Mr. Coors. “Our objective is to achieve accelerated growth in the global consumer, food and beverage packaging industries by capitalizing on the best from each organization.”

     “This is a merger of two companies that know each other very well and share similar operating values,” said Mr. Humphrey. “We will have a global company with the scale and resources to become a stronger partner with our customers. We believe this is the best way to ensure future profitable growth and create long-term value.”

     The transaction is expected to be completed in the third quarter of 2003, subject to customary shareholder and regulatory approvals. Riverwood’s investors include funds managed by Clayton, Dubilier & Rice, Inc., Exor, Brown Brothers and other institutional investors. Several Coors family trusts, which own approximately 75% of the outstanding common shares of Graphic Packaging as converted, will own approximately 30% of the combined company.

     Credit Suisse First Boston acted as financial adviser to Graphic Packaging, and Goldman, Sachs & Co. acted as financial adviser to Riverwood.

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     A conference call discussing the transaction will be held at 9:00 a.m. EST on Wednesday, March 26, 2003. The toll-free dial-in number is
1-800-810-0924 and the number for participants located outside the U.S. is 1-913-981-4900. A live simultaneous audio webcast of the call will be available over the Internet at www.firstcallevents.com/service/ajwz377122472gf12.html. Minimum requirements to listen to the broadcast: The Windows Media Player software, downloadable for free from www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to webcastsupport@tfprn.com. The U.S. replay number is 1-888-203-1112 and 1-719-457-0820 for international participants, and for all participants wishing to listen to the replay the access code is 397437. The call replay will be available from 2:00 p.m. EST on Wednesday, March 26, through Tuesday, April 1, 2003.

About Riverwood

     Riverwood International Corporation is a leading integrated provider of paperboard packaging solutions to multinational beverage and consumer products companies. Headquartered in Atlanta, Riverwood has annual sales of over $1.2 billion and approximately 4,100 employees at its operations in six countries. Riverwood has approximately $900 million in public debt outstanding and represents substantially all of the business assets of Riverwood Holding, Inc. A fund managed by CD&R led the $2.8 billion purchase of Riverwood from Manville Corporation in March 1996. Additional information about Riverwood can be found at www.riverwood.com.

About Graphic Packaging

     Graphic Packaging International Corporation (NYSE: GPK), with 2002 revenues of approximately $1.1 billion, is North America’s leading folding carton packaging supplier to the food, beverage and other consumable products markets. The company’s customers include some of the most instantly recognized companies in the world.

     Graphic Packaging operates one large recycled paperboard mill and 19 modern converting facilities as well as three research and design centers located throughout the

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nation. The company holds over 150 U.S. patents for its printing and package converting processes. Additional information about the company can be found at www.graphicpkg.com.

Forward-Looking Statements

     It should be noted that this announcement contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the consummation of the proposed merger, its effect on future earnings, cash flow or other operating results, any other effect or benefit of the proposed merger, the expected timing of the completion of the merger, market prospects, and any other statements that are not historical facts. Riverwood and Graphic Packaging strongly encourage readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond its ability to control or estimate precisely, and are subject to known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, costs and difficulties related to the integration of the businesses, costs, delays and other difficulties related to the proposed merger, the ability to provide low cost, high quality products and to become a single source supplier, the ability to satisfy the closing conditions of the proposed merger, general economic conditions in the United States and globally, actions by customers and other third parties, price fluctuations in raw materials and energy costs, and other factors detailed in Riverwood’s and Graphic Packaging’s filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s Web site at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Riverwood and Graphic Packaging undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information

     In connection with the proposed transaction, Graphic Packaging and Riverwood will be filing a joint proxy statement/prospectus and other relevant documents with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the joint proxy statement/prospectus (when it is available) and other relevant documents filed with the SEC free of charge at the SEC’s Web site at www.sec.gov. In addition, copies of the joint proxy statement/prospectus and other documents filed by Graphic Packaging or Riverwood with the SEC with respect to the proposed transaction may be obtained free of charge by directing a request to either: Graphic Packaging International Corporation, 4455 Table Mountain Drive, Golden, Colorado 80403, Attention: Gard Edgarton, telephone: 1-877-608-2635, fax: 1-303-273-1571; or Riverwood International Corporation, 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: Dan Blount, telephone: 1-770-644-3000, fax: 1-770-644-2935.

Participants in Solicitation

     Graphic Packaging and Riverwood and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Graphic Packaging’s shareholders in connection with the proposed transaction. Information concerning Graphic Packaging’s directors and executive officers is set forth in Graphic Packaging’s proxy statement dated March 29, 2002, for the 2002 Annual Meeting of Shareholders, filed by Graphic Packaging with the SEC. Information concerning Riverwood’s directors and executive officers is set forth in the annual report on Form 10-K for the year ended December 31, 2001, filed by Riverwood with the SEC. Shareholders may obtain additional information regarding the interests of such persons who may, under the rules of the SEC, be considered to be participants in the solicitation

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of Graphic Packaging’s stockholders in connection with the proposed transaction by reading the joint proxy statement/prospectus when it is filed with the SEC. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

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